                                                                    Exhibit 23.3


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Summary financial information," "Selected financial information," and "Experts" and to the use of our report dated January 28, 2002, in the Registration Statement (Form F-3) and related prospectus of Votorantim Celulose e Papel S.A. for the registration of 4,321,999,000 of its preferred shares.

                   Ernst & Young Auditores Independentes S.C.

                            /s/ Idesio S. Coelho Jr.
                              Idesio S. Coelho Jr.
                                     Partner

Sao Paulo, Brazil
June 5, 2002